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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 1999
 (February 9, 1999)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


              Delaware                                      04-3164298
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                    75252-5613
   (Address of principal executive offices)                   (Zip Code)

             Registrant's telephone number, including area code: (972) 733-6200






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Item 5.  Other Events.

         On February 9, 1999, American Pad & Paper Company (the "Company") issued a press release announcing two recent key management appointments. William J. Mays has joined the Company as Vice President Operations Controller. In addition, Leon W. Hall has joined the Company as Vice president of Sales for the AMPAD division. This press release is incorporated herein as Exhibit 99.023.

         On February 17, 1999, American Pad & Paper Company (the "Company") issued a press release announcing financial results for the fourth quarter and the year ended December 31, 1998. This press release is incorporated herein as
Exhibit 99.024.

Exhibit

99.23 Press release by the Company dated February 9,1999.
99.24 Press release by the Company dated February 17, 1999.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    American Pad & Paper Company



February 24, 1999                                 /s/ David N. Pilotte
Date                                                David N. Pilotte
                                        Vice President and Corporate Controller
                                               Principal Accounting Officer















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                                                                Exhibit 99.023

For Immediate Release                                    CONTACT: Mark Lipscomb
                                                           (972) 733-5415


           AMERICAN PAD & PAPER ANNOUNCES KEY MANAGEMENT APPOINTMENTS

         DALLAS, Texas, February 9, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced today two recent key management appointments.

     William J. Mays, 51, has joined the Company as Vice President Operations Controller. Mr. Mays will be responsible for overseeing all financial planning and control activities of plant operations. Before joining American Pad & Paper, Mr. Mays was with DSC/Alcatel, where he was Vice President of Finance and Administration for the United States, Canada, Mexico and Japan operations, a $3.5 billion business unit. Prior to DSC/Alcatel Mr. Mays was Vice President Finance with a division of Nortel. Mr. Mays received his A. B. in Mathematics from Colgate University in New York.

     Leon W. Hall, 49, has joined the Company as Vice president of Sales for the AMPAD division. Mr. Hall will manage the overall sales organization for AMPAD. Prior to joining American Pad & Paper, Mr. Hall was Southwest Regional Vice President Sales and Marketing for Millbrook Distributors. Mr. Hall also held the position of Senior Vice President of Sales with Maybelline U.S.A. and sales management positions with Gillette. Mr. Hall received his B.S. degree from the University of Georgia.

         Commenting on these new appointments to the management team, James W. Swent III, Chief Executive Officer of American Pad & Paper, stated, "Mr. Mays brings to the company a strong, 30 year, background in finance and operations management and will be instrumental as we execute our previously announced plant rationalization plans. Mr. Hall is a seasoned and successful sales executive with 24 years of experience in a wide variety of trade channels who will utilize his background of managing large sales organizations as we build the AMPAD sales team."

         American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card which market principally under the following Brand
Names: AMPAD(R), Century(TM), Embassy(R), Evidence(R), Globe-Weis(R), Gold Fibre(TM), Huxley(TM), Karolton(R), Kent(R), Peel & Seel(R), SCM(TM),
Williamhouse(TM)  and  World  Fibre(TM).  Company  revenues  in 1997  were  $687 million.

           This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including, but not limited to the following: changing economic conditions, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.



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                                                                  Exhibit 99.024

For Immediate Release                                     CONTACT: Mark Lipscomb
                                                                  (972) 733-5415



               American Pad & Paper Reports Fourth Quarter Results

         DALLAS, Texas, February 17, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) today reported financial results for the fourth quarter and the year ended December 31, 1998.

         For the fourth quarter the Company reported a net loss of $7.2 million, or 26 cents per share, on net sales of $179.6 million. These results include previously announced plant rationalization charges totaling $0.9 million, which impacted quarterly performance by 2 cents per share. The charges associated with the ongoing plant rationalization are reflected in cost of goods sold. The fourth quarter loss also included a $6.3 million non-cash valuation allowance to the deferred tax asset, which resulted in a net provision for taxes of $5.5 million, or 23 cents per share impact.

         For the year ended December 31, 1998, the Company reported a net loss of $78.6 million, or $2.84 per share, on net sales of $662.0 million. The 1998 net loss includes the impact of a $41.0 million write-down of goodwill taken in the second quarter, a $2.9 million inventory write-down taken in the third quarter, plant rationalization charges of $6.6 million in taken in the second half of the year, and the $6.3 million deferred tax asset valuation allowance. Collectively these events represent $53.1 million of the net loss, or a $1.92 per share impact to1998 performance.

         Comparable fourth quarter results in 1997 included a net loss of $14.1 million, or 52 cents per share, on net sales of $193.9 million. For the year ended December 31, 1997, the net loss was $4.5 million, or 16 cents per share, on net sales of $687.3 million.

         For the fourth quarter the Company posted EBITDA performance of $14.1 million as measured by the Company's bank agreement. On a cumulative basis, for the third and fourth quarters of 1998, the Company posted EBITDA performance of $20.1 million, exceeding the bank agreement requirements by $1.3 million.





                                                                    - more-
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                                                                 Exhibit 99.024



         The Company reported a 13.4% gross profit margin in the fourth quarter 1998, compared to a 1.4% gross margin in the fourth quarter of 1997. This gross margin performance helped drive a fourth quarter operating profit of $8.3 million versus the $11.3 million operating loss reported in the same period in 1997.

         On a sequential basis the Company reduced SG&A expenses by $2.1 million, fourth quarter versus third quarter 1998, as expected. During the fourth quarter the Company was successful in selling a number of smaller assets which increased other income by more than $1.0 million.

         The   Company's   previously   announced    rationalization   plan   of
manufacturing operations continues on track and should be completed in late 1999. This plan is expected to produce annualized cost savings of approximately $10 million, reduce space requirements, and provide a net 7% reduction in the workforce. The cost for these restructuring actions should be $11 to $13 million. The goals of this major plant rationalization are to improve customer service, become the lowest cost producer in the industry, and increase overall manufacturing capacity.

         " I am pleased overall with the progress the Company made in the fourth quarter, as we exceeded our financial plan in many key areas," said James W. Swent, III, Chief Executive Officer of the Company. "Improving gross margins and a return to an operating profit in the fourth quarter helped drive our EBITDA performance above $14 million in the quarter. Inventory management was well ahead of our plan as we exited the year with $112 million in inventory, down $17 million sequentially from the third quarter, and a reduction of over $45 million from the high point in 1998. Debt levels, net of cash, improved sequentially from third quarter and were down almost $22 million from year-end 1997."

"Looking forward the goal remains to return to profitability in the second half of 1999," said Mr. Swent. "1999 remains a transition year as we execute the plant rationalization plan, work to rebuild our market share, and remain focused on expanding our business in both new and existing channels."

          American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card which market principally under the following Brand
Names: AMPAD(R), Century(TM), Embassy(R), Evidence(R), Globe-Weis(R), Gold Fibre(TM), Huxley(TM), Karolton(R), Kent(R), Peel & Seel(R), SCM(TM),
Williamhouse(TM)  and  World  Fibre(TM).  Company  revenues  in 1998  were  $662 million.

           This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including, but not limited to the following: changing economic conditions, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                                                                  ***

                               (Tables to Follow)


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                                                                 Exhibit 99.024
                          AMERICAN PAD & PAPER COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)




                                                Three months ended               Year ended
                                                   December 31,                 December 31,
                                          ---------------------------    -------------------------
                                             1998             1997          1998           1997
                                          -----------    ------------    ----------     ----------

   ......................................   ............   .............   ...........   .........
Net sales                                 $   179,552    $    193,880    $  662,031    $   687,335

Cost of sales                                 155,494         191,134       597,456        598,416
                                          -----------    ------------    ----------    -----------

  Gross profit                                 24,058           2,746        64,575         88,919

Operating expenses:

  Selling and marketing                         5,499           6,622        21,261         22,246

  General and administrative                    7,527           4,417        31,840         19,133

  Restructuring charges                            --              --         5,741            --

  Loss on sales of accounts receivable            907             904         3,226          2,954

  Amortization of intangible assets             1,417           1,564         5,939          6,110

  Write-down of intangible assets                  --              --        41,000             --

  Management fees and services                    375             587         2,030          4,871
                                          -----------    ------------    ----------    -----------

Income (loss) from operations                   8,333         (11,348)      (46,462)        33,605

Other income (expense):

  Interest                                    (11,235)        (10,197)      (44,970)       (37,843)

  Other income, net                             1,204             156         1,411            389
                                          -----------    ------------    ----------    -----------

Income (loss) before income taxes              (1,698)        (21,389)      (90,021)        (3,849)

Provision for (benefit from)income taxes        5,533          (7,251)      (11,374)           642
                                          -----------    ------------    ----------    -----------

Net income (loss)                         $    (7,231)   $    (14,138)   $  (78,647)   $    (4,491)
                                          ===========    ============    ==========    ===========

(Loss) per share (Basic)                  $     (0.26)   $      (0.52)   $    (2.84)   $     (0.16)
                                          ===========    ============    ==========    ===========

Weighted average number of

  common shares (Basic)                        27,724          27,436        27,718          27,431
                                          ===========    ============    ==========    ============



Certain amounts in the 1997 Consolidated Statement of Operations have been reclassified to conform to the presentation in the 1998 Consolidated Statement of Operations.




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                                                                 Exhibit 99.024
                          AMERICAN PAD & PAPER COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)


                                                               December 31,              December 31,
                                                                  1998                       1997
                                                             ---------------           ----------------
                                                               .............             ..............
ASSETS
Current assets:
  Cash                                                       $         1,371           $          4,855
  Accounts receivable                                                 60,660                     74,203
  Inventories                                                        112,169                    154,359
  Refundable income taxes                                              1,700                      4,059
  Prepaid expenses and other current assets                            1,240                      1,402
  Deferred income taxes                                                   40                     11,992
                                                             ---------------           ----------------
    Total current assets                                             177,180                    250,870

Property, plant and equipment                                        152,198                    151,390
Intangible assets                                                    185,805                    233,698
Other                                                                  2,654                      2,443
                                                             ---------------           ----------------
  Total assets                                               $       517,837           $        638,401
                                                             ===============           ================

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:

  Current portion of long-term debt                          $         1,236           $          1,538
  Accounts payable                                                    49,598                     56,356
  Accrued expenses                                                    47,078                     40,157
  Restructuring charges                                                5,660                         --
  Income taxes payable                                                   300                         --
                                                             ---------------           ----------------
    Total current liabilities                                        103,872                     98,051
                                                             ---------------           ----------------

Long-term debt                                                       373,675                    398,577
Deferred income taxes                                                 16,972                     39,477
Other                                                                  1,288                      1,630
                                                             ---------------           ----------------
   Total liabilities                                                 495,807                    537,735
                                                             ---------------           ----------------

Commitments and contingencies
Stockholders' equity:
  Preferred stock, 150 shares authorized,
   no shares issued and outstanding, respectively                         --                         --
  Common stock, voting, $.01 par value, 75,000,000
    shares authorized, 27,724,000 and 27,436,000
    shares issues and outstanding, respectively                          277                        274
Additional pain-in capital                                           301,287                    301,279
Accumulated deficit                                                 (279,534)                  (200,887)
                                                             ---------------           ----------------

    Total stockholders' equity                                        22,030                    100,666
                                                             ---------------           ----------------
    Total liabilities and stockholders' equity               $       517,837           $        638,401
                                                             ===============           ================